UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

ACTIVE HEALTH FOODS, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	333-164788 (Commission File Number)	26-1736663 (IRS Employer Identification No.)

6185 Magnolia Ave., Suite 403

Riverside, CA 92506

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (951) 360-9970

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See, General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Effective August 21, 2013, Registrant has amended its Articles of Incorporation with the Secretary of California, as previously disclosed on a Definitive Schedule 14C filed with the Securities and Exchange Commission on July 29, 2013 and mailed to shareholders of Registrant on or before July 30, 2013.  The amendment, a copy of which is attached to this Current Report as Exhibit 3, resulted in the following:

1.

The issued and outstanding shares of the common stock of the Corporation on the effective date of the amendment were combined on a pro rata basis as a reverse stock split, as defined in Section 182 of the California Corporations Code, such that each 1,000 shares of common stock issued and outstanding at the effective date of this amendment were combined into one (1) share of common stock, par value $0.001, with any fractional shares resulting from the reverse split rounded up to the next higher whole number of shares.  Prior to the reverse split, there were 3,721,938,061 shares of common stock issued and outstanding.  As a result of the reverse split, as of August 21, 2013, there are approximately 3,721,938 common shares issued and outstanding, subject to rounding up of fractional shares to the next higher whole number.

2.

The Articles were amended to reduce the total number of shares the Registrant is authorized to be issued.  Prior to the amendment, the Registrant was authorized to issue 5,000,000,000 shares of common stock, par value $0.001, and 100,000,000 shares of preferred stock, par value $0.001.  After the amendment, the Registrant  shall be authorized to issue 50,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.  The common stock will have equal voting rights on all matters requiring a vote of shareholders, including the election of directors.  The Board of Directors is authorized to determine or to alter the rights, preferences, privileges and restrictions granted to or imposed upon the wholly unissued shares of preferred stock authorized to be issued.  There are no preferred shares currently issued or outstanding.

The Financial Industry Regulatory Association (FINRA) reviewed the Notice of Corporate Action filed by Registrant regarding the reverse split and amendment and reported the change on its Daily List of changes on August 20, 2013, effective at the open of business on August 21, 2013.  FINRA also reported that Registrant’s trading symbol on the OTC BB market has been changed from AHFD to AHFDD for a period of 20 business days, in accordance with FINRA’s normal practice, after which the trading symbol will revert automatically to AHFD.  The opening stock price as reported on the OTC BB for Registrant’s common stock, was $0.10 per share, reflecting an adjustment for the 1 for 1,000 reverse split from the previous day closing price of $0.0001.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

3	Amendment to the Articles of Incorporation of Active Health Foods, Inc. effective August 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2013	ACTIVE HEALTH FOODS, INC.
	By:	/s/ Gregory Manos
Name: Gregory Manos
Title: President, CEO and Director